UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2023

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 24, 2023, the Crypto Company (the “Company”) agreed to convert $49,600 of accrued but unpaid salary for Ron Levy, the Company’s Chief Executive Officer, Interim Chief Financial Officer, Chief Operating Officer and Secretary (“Mr. Levy”), to Common Stock of the Company at a conversion rate of $0.0016 per share (the “Conversion Price”), resulting in an aggregate of 31,000,000 shares of Common Stock of the Company (the “Conversion Shares”) being issued to Mr. Levy. The Conversion Price was based upon a five-day volume-weighted average price of the Company’s Common Stock and approved by the Company’s independent board member.

The Company relied on the exemption from registration afforded by Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended, in connection with the issuance of the Conversion Shares.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the Conversion Shares is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: November 30, 2023
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary